Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 6,423,608.46	0.0001531	$ 983.45
Fees Previously Paid
	Total Transaction Valuation:	$ 6,423,608.46
	Total Fees Due for Filing:			$ 983.45
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 910.27
	Net Fee Due:			$ 73.18
Offering Note
[1]	(1) Calculated as the aggregate maximum purchase price for Class I common shares of beneficial interest (the "Class I Shares"), Class D common shares of beneficial interest (the "Class D Shares") and Class S common shares of beneficial interest (the "Class S Shares" and together with the Class I shares and the Class D Shares, the "Shares") of AB Private Lending Fund (the "Company"), based upon the net asset value per Share as of August 29, 2025. This amount is based upon the offer to purchase up to 254,602 Shares. (2) Calculated at $153.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified by Fee Rate Advisory No. 1 for Fiscal Year 2025. (3) An aggregate fee of $851.01 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94609) on December 27, 2024 (the "December 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the December 2024 Schedule TO-I filed on February 6, 2025 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $851.01 filing fee paid in connection with the December 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I. An aggregate fee of $38.61 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94609) on March 27, 2025 (the "March 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the March 2025 Schedule TO-I filed on May 1, 2025 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $38.61 filing fee paid in connection with the March 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I. An aggregate fee of $20.65 was paid with the filing of the Schedule TO-I by the Company (File No. 005-94609) on June 26, 2025 (the "June 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the June 2025 Schedule TO-I filed on August 5, 2025 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $20.65 filing fee paid in connection with the June 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		Schedule TO	005-94609	12/27/2024		$ 851.01
Fee Offset Claims		Schedule TO	005-94609	03/27/2025		$ 38.61
Fee Offset Claims		Schedule TO	005-94609	06/26/2025		$ 20.65
Fee Offset Sources	AB Private Lending Fund	Schedule TO	005-94609		12/27/2024		$ 851.01
Fee Offset Sources	AB Private Lending Fund	Schedule TO	005-94609		03/27/2025		$ 38.61
Fee Offset Sources	AB Private Lending Fund	Schedule TO	005-94609		06/26/2025		$ 20.65